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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF PIPER & MARBURY]



                               November 11, 1997

G & L Realty Corp.
439 North Bedford Drive
Beverly Hills, California 90210

Ladies and Gentlemen:

      We have acted as special Maryland counsel to G & L Realty Corp., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-11 of the Company (No. 333-38843), as amended to date (the "Registration Statement"), initially filed with the Securities and Exchange Commission on October 27, 1997 (the "Commission"), of up to 1,380,000 shares (the "Shares") of the Company's Series B Cumulative Preferred Stock, par value $0.01 (the "Preferred Stock"), pursuant to an Underwriting Agreement to be entered into (the "Underwriting Agreement") between the Company, Sutro & Co. Incorporated, McDonald & Company Securities, Inc. and Tucker Anthony Incorporated (collectively, the "Underwriters").

     In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) Amendment No. 1 to the Registration Statement and the Preliminary Prospectus dated November 6, 1997 contained therein (the "Prospectus"); (ii) a draft of an Underwriting Agreement by and among the Company and the Underwriters (the "Underwriters"); (iii) the Articles of Amendment and Restatement of the Charter of the Company and the Articles Supplementary relating to the Preferred Stock (the "Articles"); (iv) the Amended and Restated By-Laws of the Company (the "By-Laws"); (v) a good standing certificate of the Company, dated a recent date, issued by the Maryland State Department of Assessments and Taxation; (vi) resolutions of the Company's Board of Directors authorizing the issuance of its outstanding capital stock and authorizing the transactions contemplated by the Underwriting Agreement (including the issuance of the Shares); (vii) certificates of officers of the Company as to certain factual matters; and
(viii) such other documents, corporate records, certificates of public officials and other instruments as we have
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                      [LETTERHEAD OF PIPER & MARBURY LLP]




G & L Realty Corp.
November 11, 1997
Page 2

deemed necessary for the purpose of rendering the opinions expressed below. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), that there has been no substantial change in the final documents from documents submitted to us as drafts and that all public records reviewed are accurate and complete. As to factual matters, we have relied upon the above-referenced certificates of officers of the Company and have not independently verified the matters stated therein. This opinion is also based upon the assumption that the Registration Statement has become effective under the Act, and that the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act.

        Based upon the foregoing, and having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law we are of the opinion and so advise you that upon the payment for, and the issuance and delivery of, the Shares in accordance with the terms set forth in the Registration Statement and the Underwriting Agreement, and when the certificate or certificates representing the Shares are countersigned by a duly authorized officer of the registrar for the Preferred Stock, the Shares will have been duly and validly authorized and will be validly issued, fully-paid and non-assessable.

        The opinions expressed herein: (i) are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated; (ii) are subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland; and
(iii) concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                        Very truly yours,


                                        /s/ Piper & Marbury